UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2013

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 28, 2013, Michaels Stores, Inc. (the “Company”), as borrower, Deutsche Bank AG New York Branch (“Deutsche Bank”), as administrative agent and collateral agent, the other lenders party thereto and Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as co-documentation agents (the “Co-Documentation Agents”), and Deutsche Bank Securities Inc. and the Co-Documentation Agents,  as co-lead arrangers and joint bookrunners, entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”) to amend various terms of the Company’s credit agreement, dated as of October 31, 2006, as amended, for its senior secured term loan facility with Deutsche Bank, as administrative agent, and the other lenders and agents party thereto (the “Existing Term Loan Credit Facility”).  The Restated Credit Agreement, together with related security, guarantee and other agreements, is referred to as the “Restated Term Loan Credit Facility.”

The Restated Term Loan Credit Facility provides for senior secured financing of $1,640.0 million.  The Company has the right under the Restated Term Loan Credit Facility to request additional term loans in an aggregate amount of up to (a) $500.0 million and (b) at the Company’s option, an amount of term loans so long as the Company’s Consolidated Secured Debt Ratio (as defined in the Restated Credit Agreement) is no more than 3.25 to 1.00 on a pro forma basis as of the last day of the most recently-ended four fiscal quarter-period for which internal financial statements are available.  The lenders under the Restated Term Loan Credit Facility will not be under any obligation to provide any such additional term loans, and the incurrence of any additional term loans is subject to customary conditions precedent.

Borrowings under the Restated Term Loan Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Deutsche Bank, (2) the federal funds effective rate plus 1/2 of 1% and (3) a Eurocurrency rate, subject to certain adjustments, plus 1%, or (b) a Eurocurrency rate, subject to certain adjustments, in each case plus an applicable margin. The applicable margin is 1.75% with respect to base rate borrowings and 2.75% with respect to Eurocurrency rate borrowings.  In addition, the applicable margin is subject to a 0.25% decrease based on the Company’s Consolidated Secured Debt Ratio.

The Restated Term Loan Credit Facility requires the Company to prepay outstanding term loans with (x) 100% of the net proceeds of any debt issued by the Company or its subsidiaries (with exceptions for certain debt permitted to be incurred under the Restated Term Loan Credit Facility) and (y) 50% (which percentage will be reduced to 25% if the Company’s Consolidated Total Leverage Ratio (as defined in the Restated Credit Agreement) is less than 6.00:1.00 and will be reduced to 0% if the Company’s Consolidated Total Leverage Ratio is less than 5.00:1.00) of the Company’s annual Excess Cash Flow (as defined in the Restated Credit Agreement).

The Company must offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales or casualty events under certain circumstances.

The Company may voluntarily prepay outstanding loans under the Restated Term Loan Credit Facility at any time without premium or penalty other than in the case of a Repricing Transaction (as defined in the Restated Credit Agreement) occurring prior to the first anniversary of the closing date, in which case a 1% prepayment fee would apply, and customary “breakage” costs with respect to Eurocurrency rate loans.

The Company is required to make scheduled quarterly payments, each equal to 0.25% of the original principal amount of the term loans, subject to adjustments relating to the incurrence of additional term loans under the Restated Term Loan Credit Facility, for the first six years and three quarters, with the balance paid on January 28, 2020 (the “Maturity Date”); provided, however, that the Maturity Date of the term loans will automatically become July 28, 2018, if as of July 28, 2018, (i) the Consolidated Secured Debt Ratio is greater than 3.25:1.00 and (ii) the then aggregate outstanding principal amount of the Company’s 7 ¾% Senior Notes due 2018 (and certain refinancings thereof requiring principal payments prior to April 28, 2020) exceeds $250,000,000.

The Restated Term Loan Credit Facility modified certain covenant baskets.  In addition, the Restated Term Loan Credit Facility contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including change of control and cross-default to material indebtedness).

The proceeds of the Restated Term Loan Credit Facility were used, or will be used, among other things, to (i) prepay an aggregate principal amount of $876.0 million of the Company’s B-2 Term Loans and $619.0 million of the Company’s B-3 Term Loans under the Existing Term Loan Credit Facility and (ii) fund the redemption, on February 27, 2013, of an aggregate principal amount of $137.0 million of the Company’s 11 3/8% Senior Subordinated Notes due 2016 pursuant to a notice of redemption issued to the holders of such notes on January 28, 2013.

The above summary of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Certain lenders under the Restated Term Loan Credit Facility have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of January 28, 2013, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, and Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as co-documentation agents, and Deutsche Bank Securities Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as co-lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: February 1, 2013	By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
Member of the Interim Office of the Chief Executive Officer, Chief Administrative Officer & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of January 28, 2013, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, and Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as co-documentation agents, and Deutsche Bank Securities Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as co-lead arrangers and joint bookrunners.